CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS [*], HAS BEEN OMITTED PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BECAUSE IT IS BOTH (I) NOT MATERIAL and (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ADVISOR SERVICES AGREEMENT

THIS ADVISOR SERVICES AGREEMENT (the “Agreement”) is made effective as of July 1, 2020 (the "Effective Date"), by and between Advanced Emissions Solutions, Inc., a Delaware corporation, with offices at 8051 E. Maplewood, Suite 210, Greenwood Village, CO 80111 (the “Company”) and L. Heath Sampson of Greenwood Village, Colorado (the “Advisor”). Company and Advisor may be collectively referred to as the “Parties” or individually as a “Party.”

WHEREAS, Advisor served as an Officer of the Company from August 2014, to June 30, 2020, including as its CEO from March 2015 to June 30, 2020, and has deep knowledge and understanding of the Company, its business, and market; and

WHEREAS, effective June 30, 2020, Advisor amicably ended his employment with the Company; and

WHEREAS, the Company desires to retain Advisor as an independent contractor to advise the Company on certain matters relating to the Company’s refined coal business unit (“RC”), and Advisor is willing to perform such advisory services (the “Services” as further defined below).

NOW THEREFORE, the parties agree as follows:

Statement of Ethical Conduct: The Company is committed to the standards set forth in its Code of Ethics and Business Conduct (the “Code”). A current version of the Code is available for public inspection at: http://www.advancedemissionssolutions.com/ADES-Investors/Leadership-and-Governance/Governance-Docs/default.aspx/. Parties doing business with Company, its affiliates, and subsidiaries acknowledge that they have been provided with access to the Code and Company’s commitment to abide by its content.

1.	SCOPE OF SERVICES

1.1
Services. Advisor shall be available on an as-needed basis to provide consultative services to the Company, its Officers, and its joint venture partners at Tinuum Group, LLC (“Tinuum”) and Nexgen Resources, LLC (“NexGen”) including, but not limited to, attending meetings at the Company’s or Tinuum’s offices, working with third party business and legal consultants, and providing guidance and advice with regard to questions and issues submitted to him by any Officer of the Company from time to time.

1.2	Meetings. Advisor shall attend Company and Tinuum scheduled meetings as a guest, as requested, either in person or via teleconference as specified by Company.

1.3
Compliance with Policies. Advisor will comply with reasonable policies, practices, and procedures of Company as applicable to the Services and as disclosed to Advisor from time to time, including (without limitation) policies, practices, and procedures relating to related party transactions, facility access and work rules, safety, security, ethics, confidentiality, IT, and data security (collectively, “Relevant Policies”). Upon request, Advisor will demonstrate to Company his compliance with the Relevant Policies.

2.	COMPENSATION

2.1
Cash Compensation. Advisor’s base compensation shall take the form of a cash retainer in the amount of $8,000 per month (the “Retainer”). The parties agree that the Retainer does not constitute a salary nor or part of an hourly rate that is provided to Advisor. Rather, the Retainer shall be paid in monthly installments of $8,000.00, payable on the 15th calendar day of each month, with the first payment due on July 15, 2020.

2.2	Other Compensation. Company also will reimburse Advisor’s reasonable travel expenses incurred in the course of performing under this Agreement.

2.3
Taxes. Advisor acknowledges and agrees that it shall be his obligation to report as income all compensation received by Advisor pursuant to this Agreement and to pay the appropriate taxes. In the event Advisor fails to timely pay all appropriate taxes, then Advisor agrees to be solely responsible for paying all taxes that remain owed from the Retention and cash incentives provide by the Company; and Advisor shall fully defend, hold harmless and indemnify the Company for the Advisor's untimely failure to pay taxes, interest, and/or penalties that are required by any federal and/or state government agency.

3.	CONFIDENTIALITY AND COMPANY INTELLECTUAL PROPERTY

3.1
Confidentiality. Advisor acknowledges and agrees that while providing Services he will be provided and have access to proprietary, highly sensitive and confidential Company information (collectively “Confidential Information”). The Confidential Information will be maintained in strict confidence by Advisor and not disclosed by him to any third party or used for any purpose except to provide Services in accordance with this Agreement.

3.2
Company Intellectual Property. All intellectual property of any type and nature disclosed or created pursuant to this Agreement (collectively “Company Intellectual Property”), belongs solely and exclusively to Company, and Advisor agrees to assign all of Advisor’s right, title and interest in the Company Intellectual Property to Company. Nothing in this Agreement shall be construed as implying, granting, or conveying any rights to Advisor, by license or otherwise, to the Company Intellectual Property. Advisor agrees to cooperate fully with Company to execute all necessary documentation to fulfill the purpose of this Section 3.2. Advisor further agrees that the compensation provided for in this Agreement is adequate and sufficient consideration in exchange for the assignment of these intellectual property rights.

4.	INDEPENDENT CONTRACTOR

In the performance of Services, Advisor is an independent contractor and shall not be considered an employee, agent, or representative of Company for any purpose. Advisor has no authority whatsoever to bind Company by contract or otherwise. Advisor will comply with all United States federal, state, and local and other country laws, regulations, and ordinances with respect to the Services provided hereunder, and will indemnify the Company and its directors and officers and hold each harmless for any breach of this provision.

5.	APPLICABLE LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, excluding its conflicts of laws provisions.

6.	CONFLICTS OF INTEREST

The Parties acknowledge that this Agreement is a related party transaction that may present a heightened risk of conflicts of interest. In accordance with Company policy, the Audit Committee of the Board is required to approve or ratify this Agreement as being appropriate and containing terms that are comparable to those that could be obtained in an arm’s length transaction with an unrelated third party. In addition, the Company may disclose this Agreement under Item 404 of Regulation S-K or other provisions under the Securities Exchange Act of 1934. Advisor represents that he is not a party to any other agreement which would prevent him from entering into this Agreement or which would adversely affect the Company. Advisor warrants that he shall not enter into an agreement that would create a conflict of interest during the performance of any Services.

7.	NOTICE

7.1
All notices under this Agreement shall be in writing, be specific to the subject of the notice, and shall be transmitted in a reliable and traceable manner. For purposes of notices, the parties shall transmit notices to the following representatives:

For Company	For Advisor
Advanced Emissions Solution, Inc. Greg Marken 8051 E. Maplewood, Ste. 210 Greenwood Village, CO 80111	L. Heath Sampson [*]
Email: greg.marken@adaes.com Phone: 720-598-3528

7.2	The parties agree to keep notice information current and to update the other Party with any changes as soon as reasonably practical.

8.	TERM AND TERMINATION

8.1	Term. The term of this Agreement will begin on the Effective Date and will continue on a month-to-month basis, ending no later than December 31, 2020.

8.2
Termination. The Company may terminate this Agreement immediately if Advisor is unable or refuses to perform the Services, provided that Advisor has been provided written notice and a reasonable opportunity to perform. Either Party may terminate this Agreement immediately if the other Party is in breach of any material provision of this Agreement, provided that the breaching party is provided with written notice of the breach and a reasonable opportunity to cure. Either Party may terminate this Agreement without cause by providing seven (7) days’ written notice to the other Party.

9.	LIMITATION OF LIABILITY

EXCEPT FOR DAMAGES ARISING FROM ADVISOR’S BREACH OF SECTION 3, IN NO EVENT WILL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT, OR IN CONNECTION WITH THE SERVICES PROVIDED HEREUNDER, INCLUDE ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR CLAIMS FOR LOSS OF BUSINESS OR PROFITS UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY REGARDLESS OF THE CAUSE OF ACTION AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

10.	COMPLIANCE WITH LAWS

For purposes of this Agreement, “Laws” means any action by a governmental entity that applies to this Agreement, the parties, or to the Services, regardless of whether it is a statute, regulation, ordinance, order, etc., promulgated in the United States or any other country.

11.	MISCELLANEOUS

11.1
Complete Agreement. This is the complete agreement between the parties relating to the provision of Services under this Agreement. This Agreement is binding and will inure to the benefit of Company and Advisor and their respective successors and assigns.

11.2
Assignment. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, with the exception that Company may assign this Agreement to a Company affiliate without Advisor’s prior approval.

11.3	If any provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

11.4	Survival. Sections 1.3, 2.3, 3, 4, 5, 6, 7, 9, 10, and 11 survive the expiration or termination of this Agreement.

Signature page follows

IN WITNESS WHEREOF, authorized representatives of the parties have executed this Agreement on the date first written above.

L. HEATH SAMPSON		ADVANCED EMISSIONS SOLUTIONS, INC.

Signature:	/s/ L. Heath Sampson	Signature:	/s/ Chris Bellino
Name:	L. Heath Sampson	Name:	Chris Bellino
		Title:	Chief Accounting Officer